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                                                                     Exhibit 3.2
                                                                     -----------

                                     BYLAWS
                                       OF
                           SOFTKEY INTERNATIONAL INC.


                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

       1. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

       2. OTHER OFFICES. The corporation may also have offices at such other places, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

       3. TIME AND PLACE OF MEETINGS. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.

       4. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as the Board of Directors shall each year designate.

       5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of meeting, may be called by the Board of Directors, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than fifteen percent of the votes at the meeting, and shall be held on such date and at such time and place as they or he or she shall designate.

       6. NOTICE. Written notice of the place, date, and time of all meetings of the stockholders shall be given not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation).

          When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken and the adjournment is not for more than thirty days; provided, however, that if the date of any adjourned meeting is more than thirty days after the date of which the meeting was originally noticed, or if a


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new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.
At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

       7. QUORUM AND REQUIRED VOTE. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote on the subject matter at the meeting, present in person or by proxy, shall constitute a quorum, unless or except to the extent that the presence of a larger number may be required by law. The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class is required by law, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of the class.

           If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

           If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

       8. ORGANIZATION. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or the chief executive officer of the corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

       9. CONDUCT OF BUSINESS. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

       10. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorize by an instrument in writing filed in accordance with the procedure established for the meeting.

           Each stockholder shall have one vote for every share of stock entitled to vote on the subject matter which is registered in his or her name on the record date for the


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meeting, except as otherwise provided herein or required by law. Except as required by law, all matters shall be determined by a majority of the votes cast.

           All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

       11. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.

       12. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided by law, any action required to be taken, or any action which may be taken, at an annual or special meeting of the stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                               BOARD OF DIRECTORS
                               ------------------

       13. POWERS. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

       14. NUMBER, CLASSIFICATION, AND TERM OF OFFICE. The number of directors who shall constitute the whole board shall be not less than six nor more than eleven, as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be six. Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.


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          Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

      15. RESIGNATIONS. A director may resign at any time by giving written notice to the corporation and such resignation shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

      16. VACANCIES. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in the office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified; provided, however, that if the vacancy is caused by the removal of a director by the stockholders, then the stockholders shall have the right to elect a successor.

      17. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

      18. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary, any Vice President, and any two directors.

      19. NOTICE OF MEETINGS. Special meetings, and regular meetings not fixed as provided in Section 17 of these Bylaws, shall be held upon four days notice by mail or 48 hours notice delivered personally or by telephone or telegraph to each director who does not waive such notice. The notice shall state the place, date and time of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

          Notice of an adjourned meeting need not be given if the place, date, and time of the adjourned meeting are announced at the meeting at which the adjournment is taken and the adjournment is not for more than twenty-four hours. If a meeting is adjourned for more than twenty-four hours, notice of the adjourned meeting shall be given prior to the time of that meeting to the directors who were not present at the time of the adjournment.

      20. ACTION WITHOUT MEETING. Except as required by law, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee


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thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee thereof.

      21. MEETING BY TELEPHONE. Except as required by law, members of the Board of Directors or any committee thereof may participate in the meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment if all persons who participate in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.

      22. QUORUM AND MANNER OF ACTING. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for all purposes. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Except as provided herein, the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

      23. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may designate one or more committees of the Board, each committee to consist of one or more of the directors of the corporation, with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The principles set forth in Sections 13 through 23 of these Bylaws shall apply to committees of the Board of Directors and to actions taken by such committees.

      24. CONDUCT OF BUSINESS OF COMMITTEES. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. A majority of the members of the committee shall constitute a quorum, and all matters shall be determined by a majority vote of the members present.

      25. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, and may receive fixed fees and other compensation for their services as directors. No such payment shall


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preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                    OFFICERS

      26. TITLES. The officers of the corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board or a President or both, a Secretary, and a Treasurer. The Board of Directors may also appoint one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the Board of Directors.

      27. ELECTION, TERM OF OFFICE, AND VACANCIES. The officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders, and each officer shall hold office until the next annual election of officers and until the officer's successor is elected and qualified, or until the officer's death, resignation, or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

      28. RESIGNATION. Any officer may resign at any time upon notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

      29. CHAIRMAN OF THE BOARD; PRESIDENT. If the Board of Directors elects a Chairman of the Board, such officer shall preside over all meetings of the Board of Directors and of stockholders. If there be no Chairman of the Board, the President shall perform such duties. The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. In the absence of such a designation, the President shall be the chief executive officer. If there be no Chairman of the Board, the President shall be the chief executive officer.

          Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the chief executive officer shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts, and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees, and agents of the corporation.



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      30. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

      31. TREASURER AND ASSISTANT TREASURERS. Unless the Board of Directors designates another chief financial officer, the Treasurer shall be the chief financial officer of the corporation. Unless otherwise determined by the Board of Directors or the chief executive officer, the Treasurer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the corporation's properties and business transactions, shall disburse such funds of the corporation as may be ordered by the Board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the Board, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the corporation. At the request of the Treasurer or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

      32. OTHER OFFICERS. The other officers of the corporation, if any, shall exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

      33. COMPENSATION. The Board of Directors shall fix the compensation of the chief executive officer and may fix the compensation of other employees of the corporation, including the other officers. If the Board does not fix the compensation of the other officers, the chief executive officer shall fix such compensation.

      34. ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, or any officer of the corporation authorized by the Chairman of the Board or the President, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this corporation may hold securities and otherwise shall have power to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                               STOCK AND DIVIDENDS
                               -------------------

      35. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the Chairman, the President, or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer,


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certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be facsimile.

      36. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the corporation and kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with the next sentence of this Section, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

      37. REGULATIONS. The issue, transfer, conversion, and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   RECORD DATE
                                   -----------

      38. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date (1) for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (2) for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, (3) for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

                                WAIVER OF NOTICE
                                ----------------

      39. WAIVER OF NOTICE. Whenever notice is required to be given by law or these Bylaws, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the


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meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless so required by the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                   AMENDMENTS
                                   ----------

      40. AMENDMENTS. These Bylaws may be amended or repealed or new bylaws may be adopted, by the stockholders at any meeting or by the Board of Directors at any meeting.

                                  MISCELLANEOUS
                                  -------------

      41. FISCAL YEAR. The fiscal year of the corporation shall be as fixed by the Board of Directors.

      42. TIME PERIODS. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

      43. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

      44. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

      45. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.



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